Exhibit 10.10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Agreement No. [***]

HUMAN THERAPEUTICS EXCLUSIVE LICENSE AGREEMENT

This Human Therapeutics Exclusive License Agreement (“Agreement”) is made effective the 20th day of February, 2019 (“Effective Date”), by and between Wisconsin Alumni Research Foundation (“WARF”), a nonstock, nonprofit Wisconsin corporation, and Design Therapeutics, Inc. (“Licensee”), a corporation organized and existing under the laws of Delaware.

WHEREAS, WARF owns by assignment certain Licensed Patents, as defined below, that have the potential to be used for the public good as the basis for a human therapy. WARF is willing to grant a license to Licensee under any or all of such rights pursuant to the terms of this Agreement, and Licensee desires a license to all of them for purposes of commercializing Products that are or embody such a therapy, based on the inventions of the Licensed Patents.

NOW, THEREFORE, in consideration of the representations, covenants, warranties and agreements set forth below, the parties agree as follows:

Section 1. Definitions.

For the purpose of this Agreement, the Appendix A definitions will apply.

Section 2. Grant.

A. License. Subject to the terms and conditions of this Agreement, WARF hereby grants to Licensee an exclusive worldwide license under the Licensed Patents to research, develop, make, have made, use, have used, offer for sale, sell, have sold, export and import Products solely in the Licensed Field. WARF hereby grants to Licensee and its Affiliates a nonexclusive, worldwide license under the Technical Information to use, copy, adapt and submit the Technical Information in support of efforts to pursue regulatory approval for, and to research, develop, make, have made, use, have used, offer for sale, sell, have sold, export and import Products solely in the Licensed Field.

B. Sublicenses.

(i) Sublicensing Terms. All sublicenses that may be granted by Licensee hereunder shall contain terms and conditions no less restrictive than, no less protective of WARF’s rights than, and consistent with those set forth in this Agreement, shall be subject to the termination of this Agreement (subject to Section 2B(iii)); and shall identify WARF as a third party beneficiary thereof. No sublicense shall purport to grant any rights that extend beyond the scope of rights granted to Licensee under this Agreement. Licensee shall have the same responsibility for the activities of any sublicensee as if the activities were directly those of Licensee; any act or omission of a sublicensee which would be a breach of this Agreement if performed by Licensee shall be deemed to be a breach by Licensee.

(ii) Access to Sublicensing Information. Licensee shall promptly provide WARF with the name, contact information, and address of each sublicensee, as well as information

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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regarding the number of full-time employees of each such sublicensee to allow WARF to determine whether it can maintain its small entity filing status for patent prosecution and maintenance purposes. In addition, upon WARF’s written request Licensee shall provide to WARF copies of each sublicense agreement and any amendments thereto, which for clarity will be treated as Confidential Information of Licensee. Licensee will ensure that WARF has audit rights for each sublicense agreement of the same scope as provided in Section 6 hereof with respect to Licensee, and shall include appropriate terms providing for such audit rights in all sublicense agreements.

(iii) Survival of Sublicensed Rights. In accordance with Section 2B(i) and WARF’s typical policy, sublicense agreements are subject to the termination of this Agreement. However, as a special accommodation for Licensee, and in light of the unique circumstances of the technology covered by this Agreement and its potential development path, any sublicense that Licensee grants in accordance with this Agreement may state that within [***] days of the termination of this Agreement (so long as such termination was not due in whole or in part to any action or inaction of the sublicensee), the sublicensee will have an option to request that WARF enter into good faith negotiations with the sublicensee, for a period of up to [***] days after termination, toward the grant of a direct license by WARF to the sublicensee having a scope equivalent to that of the sublicense, financial terms equivalent to those of this Agreement, and other terms consistent with, and no less protective of WARF than, those of this Agreement and the sublicense. In addition to the foregoing, and as a unique accommodation in support of Licensee’s efforts toward securing partners for the development, manufacture and/or commercialization of Products, Licensee may request that WARF provide a sublicensee a copy of the Sublicense Survival Letter Agreement of Appendix E, so that the sublicensee can have a written understanding directly with WARF as to survival of its sublicensed rights in the event of termination of this Agreement.

(iv) Nonexclusive Sublicensing Right. Licensee may grant to third parties and Affiliates written, nonexclusive sublicenses, without the right to further sublicense except as provided in Section 2B(v)(2), under Licensee’s rights under Section 2A.

(v) Exclusive and Tiered Sublicensing. In addition to the right to grant nonexclusive sublicenses under Section 2B(iv), Licensee shall also have the right to grant exclusive sublicenses per the following:

(1) Licensee shall have the right to grant exclusive sublicenses, which may be in specified subfields or sub-territories, under Licensee’s rights under Section 2A to third parties and Affiliates, for the purpose of developing, manufacturing and/or commercializing Products. In order to grant such a sublicense, Licensee must first: (1) deliver to WARF a copy of the Sublicensing Acknowledgment Letter of Appendix F executed by the sublicensee, and (2) provide a copy of the sublicense agreement to WARF. For clarity, as between Licensee and any such exclusive sublicensee, Licensee shall remain directly responsible for paying to WARF the payments and other consideration described in Sections 4B, 4C, and 4D that accrue as well as for providing to WARF all required reports and information relating to the sublicensee’s use of the Licensed Patents.

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***Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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(2) Each exclusive sublicense under Section 2B(v)(1), may include the right to grant further sublicenses (each, a “sub-sublicense”) that provide for exclusive sublicensed rights under the Therapeutic Licensed Patents and nonexclusive sublicensed rights under the Platform Licensed Patents, for purposes of, and to the extent needed for, practicing the exclusively sublicensed rights under the Therapeutic Licensed Patents. Likewise, any nonexclusive sublicense granted under Section 2B(iv) that is granted concurrently with an exclusive license or sublicense to any other patent rights owned or licensed by Licensee that relate to development, manufacture or commercialization of any Product (including any exclusive license under Therapeutic Licensed Patents), may include the right to grant nonexclusive sub-sublicenses under the Licensed Patent for purposes of, and to the extent needed for, practicing the exclusively licensed or sublicensed rights under other patent rights owned or licensed by Licensee that will be used for development, manufacture or commercialization of any Product. In order to grant any such sub-sublicense, the proposed sub-sublicensee must first agree to, execute and deliver to WARF a copy of the Sublicensing Acknowledgment Letter attached hereto as Appendix F. All terms, conditions, and obligations of this Agreement that apply to sublicensees/sublicense agreements shall apply equally to sub-sublicensees/sub-sublicense agreements. For clarity and by way of example, both Licensee and the sublicensee shall have responsibility for the activities of any sub-sublicensee as if the activities were directly those of Licensee and the sublicensee; any act or omission of a sub-sublicensee which would be a breach of this Agreement if performed by Licensee or the sublicensee shall be deemed to be a breach by Licensee and the sublicensee.

C. Reservation of Rights.

In addition to the United States Government Rights identified in Section 14, WARF hereby reserves the right to grant the University of Wisconsin, its affiliated and supporting organizations, those non-profit research institutions collaborating with the University of Wisconsin, and governmental agencies non-exclusive licenses to practice and use the inventions of the Licensed Patents for Non-Commercial Research Purposes only. WARF, the University of Wisconsin, and the inventors of the Licensed Patents will have the right to publish any information included in the Licensed Patents.

D. License to WARF.

Licensee hereby grants and shall require its sublicensee(s) to grant to WARF, the University of Wisconsin, the inventors of the Licensed Patents and governmental research organizations a covenant not to sue under any Improvement for Non-Commercial Research Purposes only. “Improvements” shall mean any patented modification or new use of an invention described in the Licensed Patents owned or controlled by Licensee that (1) incorporates, employs, or requires an invention of the Licensed Patents; or (2) if not for the license granted under this Agreement, would infringe one or more claims of the Licensed Patents. For clarity, this Section 2D shall not be construed as requiring Licensee to disclose Improvements to, or otherwise enable the use of Improvements by, the foregoing parties.

Section 3. Development.

A. Diligence. Licensee agrees to use commercially reasonable diligence to develop, seek regulatory approval for, manufacture, market, and sell Products in the Licensed Field throughout the

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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term of this Agreement, including, without limitation, those activities listed in Licensee’s Development Plan attached hereto as Appendix G, as may be updated as described in Section 3E.

B. Funding Milestone. In addition to the foregoing, Licensee further agrees to meet the following Funding Milestone:

(i) obtain at least [***] dollars ($[***]) in equity or debt financing within [***] months of the Effective Date.

C. Diligence Milestones. In addition to the foregoing, subject to Section 3E, Licensee further agrees to meet the following Diligence Milestones:

(i) [***] on or before: [***];

(ii) [***] on or before: [***];

(iii) [***] on or before: [***]; and

(iv) [***] on or before: [***].

D. Development Reporting. Beginning in calendar year 2019 and until the Date of First Commercial Sale, Licensee will provide WARF with a written Development Report summarizing its development activities since the last Development Report (including the status and expected timelines for applications for regulatory approvals), and identifying any adjustments to the Development Plan Licensee believes in good faith are necessary for commercially reasonable and diligent development of Products. WARF will consider Licensee’s proposed adjustments in good faith, and promptly inform Licensee of any comments on the Development Plan, which Licensee will consider in good faith. This Agreement will be amended to include the good faith, commercially reasonable adjustments to the Development Plan provided by Licensee, with any further adjustments that Licensee incorporates based upon WARF’s comments, but in no case will those adjustments in the Development Plan be less favorable to the Licensee than the current terms specified in Section 3B. Moreover, and for clarity, Licensee’s adjustments to the Development Plan shall not affect the timelines for the Financial or Diligence Milestones above, nor relieve Licensee of its diligence obligation under Section 3A, unless WARF and Licensee agree in writing to an amendment to the Financial or Diligence Milestones. Licensee will submit Development Reports on an annual basis within [***] days of December 31 of each calendar year and include sufficient detail to enable WARF to determine Licensee’s progress toward the Development Plan and Diligence Milestones, as well as summarizing the business and activities of its sublicensee(s) including the extent to which any sublicensee has made progress toward the Development Plan and/or Diligence Milestones.

E. Licensee agrees that the Development Plan and Diligence Milestones are reasonable and that it will take all commercially reasonable steps to meet the development program and Diligence Milestone deadlines as set forth therein and above. Any material failure by Licensee to comply with its obligations under Sections 3A-D will be considered a material breach of this Agreement, which if not cured, would be subject to the termination procedures set forth in Section 7C. The parties recognize,

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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however, that there may be circumstances out of Licensee’s control that make meeting the timelines of the Development Plan or the Diligence Milestones unattainable despite commercially reasonable efforts. Such circumstances may include (i) that a responsible governmental agency has withheld regulatory approval notwithstanding Licensee’s commercially reasonable planning, efforts, and responsiveness; (ii) Licensee encounters unanticipated technical or scientific problems that have been timely reported to WARF in Licensee’s Development Reports; or (iii) Licensee encountered other causes beyond its reasonable control, notwithstanding its commercially reasonable efforts to overcome them, and which have been reported in writing to WARF. Accordingly, if WARF believes Licensee has breached the Agreement for failure to meet deadlines, or act diligently, with respect to the Development Plan and Diligence Milestones, WARF shall notify Licensee of such belief and the reasons therefore. Notwithstanding the timing of Section 7C, Licensee shall then have [***] days to cure any deficiency and show cause why the license granted hereunder should not be terminated. If Licensee fails to do so, or the parties are unable to resolve the matter through negotiation, WARF may terminate this Agreement upon written notice.

Section 4. Consideration.

A. License Fee.

Licensee agrees to pay to WARF an upfront, non-refundable license fee of $250,000. Such fee shall accrue in full on the Effective Date and will be payable in two tranches: $25,000 shall be payable within five (5) business days of the Effective Date, and $225,000 shall be payable on the earlier of the first anniversary of the Effective Date or the date as of which Licensee’s cumulative gross proceeds from equity financing reaches $[***].

B. Royalty.

In addition to the Section 4A license fee, Licensee agrees to pay to WARF the following as “earned royalties”:

(i) Patent Royalty on Product Sales. During the term of this Agreement until the Licensed Patents Expiration, Licensee will pay to WARF a royalty calculated as a percentage of the Selling Price of Products in accordance with the terms and conditions of this Agreement. The royalty will be paid on the Selling Price of any Product that is made, used, imported, offered for sale or sold in a given country in which there are Licensed Patents that relate to such Product, from the Effective Date of this Agreement until the date of expiration of the last-to-expire of such Licensed Patents in that country, and after that date, no further royalty will be paid for that Product on account of the Licensed Patents in that country. For clarity, however, if a Product is made in a first country in which there is at least one unexpired Licensed Patent relating to such Product, but sold in a second country in which all Licensed Patents have expired (or vice versa), a royalty shall still apply to the Selling Price of the Product by virtue of the unexpired Licensed Patent. The royalty will remain fixed at the rate of [***] percent ([***]%) of the Selling Price of Products, and will be deemed earned and accrued as of the earliest of the date (“Accrual Date”) as of which (a) the Product is sold, leased, or otherwise transferred, and in the case of services, performed for

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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consideration, or (b) an invoice is sent by Licensee or its sublicensee(s) with respect to such Product, or (c) the Product is transferred to a third party without charge or at a discount.

(ii) Royalty Credit. If after the Effective Date Licensee or its sublicensee becomes required to make bona fide and commercially reasonable payments to one or more independent third parties during any calendar year to obtain a license or similar right under the third party’s intellectual property, in the absence of which the Licensee or its sublicensee could not make, have made, use, have used, offer for sale, sell, have sold, export or import any Products, then [***] percent ([***]%) of such payments for the applicable payment period shall be credited against the royalty payable to WARF, provided in no event shall the royalty due to WARF in any payment period be reduced to less than [***] percent ([***]%) and any such payments to third parties not used for a payment period as a result of such limitation may be carried forward and used in future payment periods.

C. Milestone Payments.

Licensee agrees to pay to WARF the following amounts when each of the following Milestones are reached with respect to Products below, by either Licensee or any sublicensee:

Milestone	Payment
IND Submission accepted for filing by United States FDA	$125,000
[***]*	$[***]
[***]	$[***]
[***]**	$[***]
[***]**	$[***]
[***]**	$[***]
[***]	$[***]
[***]	$[***]

*	[***]
* *	[***]

For clarity, each milestone is payable independent of whether a prior or subsequent milestone is met (e.g., the Milestone payment for achieving the 1st Patient in a Phase III clinical trial is payable even if Licensee did not conduct a Phase IIb Human Proof of Concept study). Furthermore, except for the first two Milestone payments above (IND Submission and Completion of Phase IIb Human Proof of Concept study), each Milestone payment is payable once for each Product for which the Milestone is achieved. (The first two Milestone payments are payable once only for the first Product for which the Milestones are achieved, and not for subsequent Products).

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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D. Sublicensing Royalties and Fees.

(i) With respect to sublicenses granted by Licensee under Section 2B, Licensee will pay to WARF the earned royalties payable under Section 4B on the Selling Price of Products of such sublicensee.

(ii) In addition, if Licensee receives any fees, minimum royalties, or other payments in consideration for any rights granted under a sublicense, or option to sublicense, or other similar rights granted to the Licensed Patents or Technical Information (subject to the exclusions noted below, hereinafter “Sublicense Fees”), then Licensee will pay WARF a percentage of such Sublicense Fees as follows based upon the aggregate amounts received by Licensee through any means, including, but not limited to equity financing, grants or awards, research funding, and services payments or otherwise, including prior Sublicense Fees (“Aggregate Considerations”):

•	For Sublicense Fees received after the Effective Date but prior to the date that Licensee has received Aggregate Considerations of $[***]: [***]%

•

For Sublicense Fees received on or after the date that Licensee has received Aggregate Considerations of $[***] and prior to the date that Licensee has received Aggregate Considerations of $[***]: [***]%

•

For Sublicense Fees received on or after the date that Licensee has received Aggregate Considerations of $[***] and prior to the date that Licensee has received Aggregate Considerations of $[***]: [***]%

•	For Sublicense Fees received on or after the date that Licensee has received Aggregate Considerations of $[***]: [***]%

Such payments to WARF shall be made within [***] days of Licensee’s receipt of such payments, and otherwise in the manner specified in Section 4G.

(iii) Notwithstanding the foregoing, “Sublicense Fees” will not include (1) equity investments; (2) loans having commercially reasonable repayment requirements, unless forgiven in whole or in part in contemplation of any rights under the Licensed Patents or Technical Information; (3) amounts received by Licensee that are solely for reimbursement of research and development costs and/or expenses incurred by Licensee in performing research and development services for a third party required under a joint development agreement or similar contract between them; (4) amounts received by Licensee that are solely for reimbursement of costs and/or expenses incurred by Licensee in the manufacture and supply of materials for a third party required under a joint development agreement or similar contract between them; (5) amounts received by Licensee that are solely for reimbursement of costs and/or expenses for prosecution and maintenance of Licensed Patents; and (6) payments based directly upon the amount or value of Products sold by the sublicensee.

(iv) Licensee will not receive from its sublicensees anything of value in lieu of cash payments in consideration for any sublicense granted under this Agreement without the express prior written consent of WARF. Additionally, Licensee will not agree to postpone the payment date of any

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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Sublicense Fee in exchange for any payment or other consideration not itself accounted for as part of the Sublicense Fee. No payments owed for Sublicense Fees will be prorated, whether the sublicense to the Licensed Patents is bundled with other licenses or sublicenses or not, without WARF’s written consent, but in no event will WARF be entitled to any payment received as consideration for the license or sublicense of any intellectual property other than Licensed Patents and Technical Information.

(v) Any Milestone payment that Licensee timely makes to WARF in full under Section 4C upon achievement of an applicable Milestone by a sublicensee will be credited against any payment otherwise due under Section 4D(ii) with respect to Sublicense Fees received by Licensee in connection with the same achievement of the Milestone, and only up to the amount of the payment due to WARF under Section 4D(ii).

E. Minimum Royalty.

Licensee further agrees to pay to WARF a minimum royalty of [***] per calendar year or part thereof during which this Agreement is in effect, the first of which will be due [***], against which any earned royalty paid for the same calendar year will be credited. The minimum royalty for a given year will be due at the time payments are due for the calendar quarter ending on December 31. It is understood that the minimum royalties will apply on a calendar year basis, and that sales of Products requiring the payment of earned royalties made during a prior or subsequent calendar year will have no effect on the annual minimum royalty due to WARF for any other given calendar year.

F. Patent Prosecution and Costs.

(i) Licensee agrees to reimburse WARF for all of the costs incurred by WARF in filing, prosecuting, and maintaining the Licensed Patents (“Patent Costs”), including those Patent Costs incurred prior to (“Past Patent Costs”) and after (“Future Patent Costs”) the Effective Date, within [***] days of receiving an invoice from WARF. WARF will issue an invoice for Past Patent Costs [***] months after execution of this Agreement (which amount is estimated to be at least $[***]) and for Future Patent Costs on a semi-annual basis as such costs are incurred. All invoices for Past Patent Costs and Future Patent Costs will contain supporting information showing reasonable, nonprivileged detail of the Patent Costs incurred and the Licensed Patents to which such Patent Costs pertain. If Licensee fails to pay any Patent Costs by the invoice due date, WARF will have the right, at its sole discretion, to abandon and/or remove from this Agreement the applicable Licensed Patent(s).

(ii) WARF is not obligated to pursue any particular patent application or maintain any particular issued patent under the Licensed Patents. If Licensee desires WARF to make or maintain any new patent application filing in the U.S. or a foreign country, Licensee must, at least [***] months prior to the expiration of the deadline for taking such action (without requiring extension), (1) notify WARF in writing indicating those countries in which Licensee desires WARF to file for or pursue patent protection; and (2) agree to timely reimburse WARF for the Patent Costs associated therewith. Any patent application that WARF pursues or patent it maintains at Licensee’s request and payment, that meets the criteria of a Licensed Patent, will be included under this Agreement and added to the Therapeutic Licensed

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Patents list or Platform Licensed Patents list in Appendix B according to the categorization of the parent filing.

(iii) With respect to any new filings of patent applications of the Licensed Patents which Licensee did not request WARF to make or maintain, WARF reserves the exclusive right to file, prosecute, maintain, reexamine, and reissue any such patent applications, at its own expense, and any resulting patent applications and patents will not be included as Licensed Patents under this Agreement. Licensee acknowledges that if the United States Government (through any of its agencies or otherwise) has funded research, during the course of or under which any of the inventions of the Licensed Patents were conceived or made, the United States Government is entitled, as a right, under the provisions of 35 U.S.C. § 200-212 and applicable regulations of Chapter 37 of the Code of Federal Regulations, to make and maintain foreign filings in those countries not selected by Licensee or WARF.

(iv) Unless Licensee is in breach of this Agreement for failure to timely reimburse WARF for Patent Costs hereunder, WARF will prosecute all applications it files at Licensee’s request pursuant to the terms of this Section until WARF determines that continued prosecution is unlikely to result in the issuance of a patent. Licensee shall have the right to review and comment on any significant prosecution actions and correspondence received from the relevant patent office pertaining to the filing, prosecution and maintenance of the Licensed Patents. WARF shall forward a copy of such actions and correspondence to Licensee within [***] days of their receipt by WARF, or as soon thereafter as reasonably practicable under the circumstances. WARF shall review and consider in good faith the opinions and proposals submitted by Licensee if such opinions and proposals are provided to WARF within [***] days from the date WARF provided the copy of the action or correspondence to Licensee. If WARF decides to abandon prosecution or maintenance of any patent or patent application under the Licensed Patents, WARF will provide Licensee notice of WARF’s intent to abandon such application or patent and the parties will determine in good faith how to proceed, taking into account the Patent Costs already expended; provided that so long as Licensee and it sublicensee(s) are and remain current with respect to all obligations owed to WARF (including without limitation the payment of all Patent Costs) and not otherwise in breach of this Agreement, WARF will not abandon the applicable patent or patent application unless the parties so agree.

(v) If, upon issuance of any Licensed Patent, either party reasonably believes in good faith that the subject matter of the issued claims of such Licensed Patent warrant it being moved from the Platform Licensed Patents categorization to the Therapeutic Licensed Patents categorization (or vice versa), then such party will promptly notify the other within [***] days of being notified of the Licensed Patent’s issuance. The parties will thereafter discuss in good faith whether and how to amend this Agreement to account for such re-categorization.

(vi) Licensee agrees that it shall cooperate with WARF in good faith to extend, restore, and supplement the term of any Licensed Patent (at WARF’s selection, in consultation with Licensee) under the Drug Price Competition and Patent Term Restoration Act of 1984, (e.g., as codified at 21 U.S.C. § 355 and 35 U.S.C. §§ 156, 271, 282; and implemented in part by 37 CFR 1.710 et seq.), and under any comparable foreign provision (e.g., Regulation (EC) No 469/2009 of the European Parliament and Article 63 of the European Patent Convention). Licensee agrees not to use any dossier, regulatory

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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authorization, or any regulatory review period it obtains or incurs as a result of seeking regulatory approval for any Product to seek any patent term extension, restoration, or supplementation for any other patent without first reaching mutual agreement with WARF, not to be unreasonably withheld or delayed.

G. Accounting; Payments.

(i) Amounts owing to WARF under Section 4B, 4C, and 4D(i) will be paid on a quarterly basis, with such amounts due and received by WARF within [***] days of the end of the calendar quarter ending on March 31, June 30, September 30 or December 31 in which such amounts were earned. A full accounting showing how such amounts have been calculated will be submitted to WARF on the date of each such payment. For royalties, such accounting will be on a per country and Product basis and will be summarized on the form shown in Appendix C of this Agreement, which will include a quarterly royalty forecast. In the event no payment is owed to WARF after the Date of First Commercial Sale, a statement setting forth that fact will be supplied to WARF. Any payments to the extent they remain unpaid more than [***] days after they are due will bear interest at the lower of (a) the Prime Rate published in the Wall Street Journal plus 200 basis points, or (b) the maximum rate permitted by law. However, in no event will this interest provision be construed as a grant of permission for any payment delays.

(ii) Except as otherwise directed, all amounts owing to WARF under this Agreement will be paid in U.S. dollars using the address provided in Section 15(a) or paid via wire transfer if agreed upon. All royalties and fees stated in currencies other than U.S. dollars will be converted at the rate that is the arithmetic average of the rate shown in the Wall Street Journal, New York Edition on the last business day of each month of the applicable calendar quarter. WARF is exempt from paying income taxes under U.S. law. Therefore, all payments due under this Agreement will be made without deduction for taxes, assessments, or other charges of any kind which may be imposed on WARF by any government outside of the United States or any political subdivision of such government with respect to any amounts payable to WARF pursuant to this Agreement. All such taxes, assessments, or other charges that may reduce WARF’s net royalties, such as bank transfer fees, will be assumed by Licensee or its sublicensee(s).

Section 5. Certain Warranties.

A. WARF warrants that except as otherwise provided under Section 14 of this Agreement with respect to U.S. Government interests, it is the owner of all rights in and to the Licensed Patents or otherwise has the right to grant the licenses granted to Licensee in this Agreement. However, nothing in this Agreement will be construed as: (i) a warranty or representation by WARF as to the validity or scope of any of the Licensed Patents, as to the protectability of the Technical Information, or that Licensed Patents or protectable rights in Technical Information exist or will exist worldwide or in any given country; (ii) a warranty or representation that any product or process made, used, sold, or otherwise disposed of under or in association with the license granted in this Agreement is or will be free from any claim of infringement or misappropriation of any intellectual property rights other than the Licensed Patents; (iii) a warranty or representation that any Product will receive regulatory approval, or that the Technical Information or inventions of the Licensed Patents will enable Licensee to get Products to market; or (iv) an obligation on the part of WARF, the University of Wisconsin, or the inventors of the Licensed Patents to

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Agreement No. [***]

furnish any technical information, know-how, preclinical or clinical data or services, regulatory assistance, or other information not provided in the Licensed Patents or the Technical Information, or any services other than those specified in this Agreement.

B. WARF MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE USE, SALE, OR OTHER DISPOSITION BY LICENSEE, ITS SUBLICENSEE(S), OR THEIR VENDEES OR OTHER TRANSFEREES, OF PRODUCTS OR ANY OTHER PRODUCTS EMPLOYING, EMPLOYED IN, INCORPORATING, OR MADE BY USE OF INVENTIONS LICENSED UNDER THIS AGREEMENT.

C. Unless a valid waiver is obtained from the applicable funding agency at Licensee’s written request, Licensee represents and warrants that all Products that are used or sold in the United States under the license granted herein (or any sublicense thereunder) will be manufactured substantially in the United States to the extent required by 35 U.S.C § 204 and applicable regulations of Chapter 37 of the Code of Federal Regulations.

Section 6. Recordkeeping.

A. Licensee and its sublicensee(s) will keep books and records sufficient to verify its compliance with the terms and conditions of this Agreement. In particular, Licensee and its sublicensee(s) will keep records sufficient to document and preserve relevant data concerning all of Licensee’s and its sublicensee(s)’s development, testing, regulatory and commercialization activities, and to verify the accuracy and completeness of the accounting referred to above, including, without limitation, invoices for studies advancing the development of Products, laboratory notebooks, and invoice records relating to the Products or their development or manufacture, as well as all regulatory filings and notices, copies of study data and study outcomes, clinical protocols, preclinical and testing data, any associated reports or comparisons, and any expert or statistical analyses written or performed concerning the foregoing, and any other data or documentation generated for use or potential use, or would be required to be submitted, in pursuit of regulatory approval for a Product. Such books and records will be preserved for a period not less than [***] years after they are created during and after the term of this Agreement.

B. Licensee and its sublicensee(s) will take all steps necessary so that WARF may, via a WARF employee, attorney or registered CPA designee and upon reasonable notice and during regular business hours within [***] days of its request, review and copy all the books and records at a single U.S. location to allow WARF to verify the accuracy of Licensee’s royalty reports and Development Reports, the royalty reports of its sublicensee(s), and any applicable Sublicense Fees. If a payment deficiency is determined, Licensee and its sublicensee(s), as applicable, will pay the deficiency outstanding within [***] days of receiving written notice thereof, plus interest on outstanding amounts as described in Section 4G. In cases where the deficiency exceeds the lesser of [***] percent ([***]%) of the royalties paid for that year or [***] dollars ($[***]), then Licensee or its sublicensee(s) will be responsible for paying WARF’s out-of-pocket expenses incurred with respect to such review.

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Agreement No. [***]

Section 7. Term and Termination.

A. The term of this license and Agreement will begin on the Effective Date and continue until the earliest of: (1) the date this Agreement is terminated as provided for herein; (2) the last Licensed Patents Expiration in all countries; or (3) the payment of royalties under Sections 4B and 4D, once begun, ceases for more than [***] calendar years.

B. Licensee may terminate this Agreement at any time by giving at least [***] days’ written and unambiguous notice of such termination to WARF, which will include a statement of the reasons for termination. WARF may terminate this Agreement upon [***] days’ written notice to Licensee if the Date of First Commercial Sale does not occur on or before [***].

C. If Licensee at any time defaults in the timely payment of any monies due to WARF, fails to timely provide to WARF any Development Report or provides any false information with respect thereto, fails to actively pursue the Development Plan, or commits any breach of any other covenant, representation, or warranty herein contained, and Licensee fails to remedy any such breach or default within [***] days after written notice thereof by WARF, or if Licensee commits any act of bankruptcy, becomes insolvent, is unable to pay its debts as they become due, files a petition under any bankruptcy or insolvency act, or has any such petition filed against it which is not dismissed within [***] days, or if Licensee or its sublicensee(s) offer any component of the Licensed Patents to their creditors, WARF may, at its option, terminate this Agreement immediately by giving notice of termination to Licensee.

D. Upon the effective termination of this Agreement, Licensee will remain obligated to provide an accounting for and to pay to WARF within [***] days of termination all amounts owed under this Agreement, including without limitation royalties earned up to the date of the termination, and any minimum royalties due, which amount will be prorated as of the date of termination by the number of days elapsed in the applicable calendar year.

E. Waiver by either party of a single breach or default, or a succession of breaches or defaults, will not deprive such party of any right to terminate this Agreement in the event of any subsequent breach or default.

Section 8. Assignability.

This Agreement may not be transferred or assigned by Licensee, whether pursuant to a change of control event or otherwise, without the prior written consent of WARF, [***]. However, Licensee may assign this Agreement, without such consent, to its Affiliate or the successor to all or substantially all of Licensee’s business or assets to which this Agreement relates, whether in a merger, acquisition, sale of assets or similar transaction, so long as (1) the assignee is a bona fide business, reasonably capitalized, with a reasonable chance of meeting the obligations hereunder; (2) the assignee (if any entity other than the original Licensee, surviving as the remaining party after a merger transaction) agrees to assume all obligations and liabilities under this Agreement, past and future, of the Licensee; and (3) the assignee, Licensee, and WARF execute a written amendment to this Agreement substituting the assignee in place of

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Agreement No. [***]

Licensee. Any purported transfer or assignment in contravention of this Section 8 will be deemed null and void, and ineffective immediately.

Section 9. Contest of Validity.

Licensee must provide WARF at least [***] months prior written notice before filing any proceeding that contests the validity of any Licensed Patent during the term of this Agreement. In the event Licensee files any such proceeding, Licensee agrees to pay to WARF, directly and not into any escrow or other account, all royalties and other amounts due in view of Licensee’s activities under the Agreement during the period of challenge. Should the outcome of such contest determine that any claim of a Licensed Patent challenged by Licensee is valid, Licensee will thereafter, and for the remaining term of this Agreement, pay a royalty rate of [***] times the royalty rate specified in Section 4B of this Agreement and the entirety of WARF’s legal (including attorney) fees and costs incurred during such proceeding.

Section 10. Enforcement.

WARF intends to protect the Licensed Patents against infringers or otherwise act to eliminate infringement, when, [***]. In the event that Licensee or its sublicensee(s) believe there is infringement of any Licensed Patent under this Agreement which is to its substantial detriment, Licensee will provide WARF with notification and reasonable evidence of such infringement. Upon request by WARF, [***]. For clarity, in no event will Licensee or any sublicensee [***]; [***]. However, if any infringement of any exclusively-licensed Licensed Patents which is to the substantial detriment of Licensee has not been discontinued within [***] and: (i) [***], (ii) [***], and (iii) [***]. During such litigation Licensee shall [***], and [***]. [***]. If despite criteria [***] being met WARF does not [***], then [***]. If WARF does bring an infringement suit or action, [***], and [***].

Section 11. Patent Marking.

Licensee and its sublicensee(s) will mark all Products or Product packaging or advertising and invoices in the case of Products that are services with the appropriate patent number reference in compliance with the requirements of 35 U.S.C. § 287.

Section 12. Product Liability; Conduct of Business.

A. Licensee will, at all times during the term of this Agreement and thereafter, indemnify, defend, and hold harmless WARF and the University of Wisconsin-Madison, and their respective employees, trustees, contractors, and agents, as well as the inventors of the Licensed Patents, against all third party claims and expenses, including legal expenses and reasonable attorneys fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other third party claim, proceeding, demand, expense, loss, and liability of any kind whatsoever resulting from any of the following: (1) the production, manufacture, sale, use, lease, consumption, marketing, or advertisement of Products by or on behalf of Licensee, or its Affiliates, sublicensees, or customers, (2) use of the inventions claimed in the Licensed Patents by or on behalf of Licensee, or its Affiliates, sublicensees, or customers for any testing, preclinical, or clinical activities, (3) the exercise of any right or the

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Agreement No. [***]

performance or non-performance of any obligation of Licensee or its sublicensee(s) hereunder, or (4) the negligent, reckless, or willful actions or omissions of Licensee. WARF at all times reserves the right to select and retain counsel of its own to defend WARF’s interests.

B. Licensee warrants that it will, on or before the start of its first clinical trial relating to a Product (for development and manufacturing) or on or before marketing a Product (for marketing), maintain and will continue to maintain liability insurance coverage appropriate to the risk involved in developing, making, and marketing the Products subject to this Agreement and that such insurance coverage lists WARF and the inventors of the Licensed Patents. Upon WARF’s request, Licensee will present evidence to WARF that such coverage is being maintained.

Section 13. Use of Names.

Neither Licensee nor its sublicensee(s) will use WARF’s name, or any derivation thereof, the name of any inventor or creator of inventions or information governed by this Agreement, or the name of the University of Wisconsin in sales promotion, advertising, or any other form of publicity without the prior written approval of the entity or person whose name is being used.

Section 14. United States Government Interests.

It is understood that if the United States Government (through any of its agencies or otherwise) has funded research, during the course of or under which any of the inventions of the Licensed Patents were conceived or made, the United States Government is entitled, as a right, under the provisions of 35 U.S.C. § § 200-212 and applicable regulations of Chapter 37 of the Code of Federal Regulations, to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the invention of such Licensed Patents for governmental purposes. Any license granted under this Agreement to Licensee or any of its sublicensees will be subject to such right.

Section 15. Notices.

Any notice required to be given pursuant to the provisions of this Agreement will be in writing and will be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery or electronic transmission, i.e., email, transmission by telecopier or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party will have specified by written notice, provided that any notice of change of address will be effective only upon actual receipt.

(a)	Wisconsin Alumni Research Foundation

Attn: Contract Manager

614 Walnut Street

Madison, Wisconsin 53726

Phone:

Email:

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Agreement No. [***]

(b)	Design Therapeutics, Inc.

Attn: Sean Jeffries

991C Lomas Santa Fe Dr. #436

Solana Beach, CA 92075

Phone:

Email:

Section 16. Confidentiality.

A. The parties hereto agree to keep any information identified as confidential by the disclosing party confidential using methods at least as stringent as each party uses to protect its own confidential information. “Confidential Information” will include the terms of this Agreement, Licensee’s Development Plan and Development Reports, Royalty Reports and forecasts, sublicenses, the Licensed Patents and all information concerning them (including without limitation all know-how, Technical Information, research results and similar information held by WARF) and any other information either (i) marked confidential or accompanied by correspondence indicating such information is exchanged in confidence between the parties, or (ii) that is, or should be, reasonably understood to be otherwise proprietary or confidential to a party. Except as may be authorized in advance in writing by the disclosing party, the receiving party will only grant access to the disclosing party’s Confidential Information (a) in the case of Licensee as the receiving party, to its actual and potential sublicensee(s) and (b) those employees, consultants and contractors of the receiving party (and in the case of Licensee as the receiving party, its sublicensee(s)) who have a need to know such information for purposes contemplated by this Agreement and who are bound by obligations of confidentiality no less restrictive than those set forth in this Section 16. Licensee and its sublicensee(s) will not use any Confidential Information of WARF to WARF’s detriment, including, but not limited to, claiming priority to the Licensed Patents in any patent prosecution, and WARF will not use any Confidential Information of Licensee to Licensee’s detriment.

B. The confidentiality obligations set forth above apply to all or any part of the Confidential Information disclosed hereunder except to the extent that: (i) the receiving party can show by competent evidence that it possessed the information prior to its receipt from the disclosing party; (ii) the information was already available to the public or became so through no fault of the receiving party; or (iii) the information is subsequently disclosed to the receiving party by a third party that has the right to disclose it free of any obligations of confidentiality. Notwithstanding the confidentiality obligations set forth above, the receiving party may disclose Confidential Information of the disclosing party to the extent the information is required by law, rule, regulation, or judicial process to be disclosed (if such requirement arises, the receiving party will, prior to any such disclosure, promptly notify the disclosing party and provide assistance in any reasonable effort to obtain confidential treatment with respect to such disclosure). The obligations set forth in this Section 16 shall remain in effect during the term of this Agreement and thereafter until [***] years have elapsed from the expiration or termination of this Agreement. However, if this Agreement is terminated because Licensee has ceased operations, dissolved, winds up its business relating to this Agreement, or otherwise is no longer practicing its rights herein, and no sublicense will survive under Section 2B(iii), then WARF shall have the right to share Licensee’s Confidential Information

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Agreement No. [***]

preserved under Section 6 with a new or potential subsequent licensee. For clarity, a permitted assignment/change of control under Section 8 shall not trigger the foregoing sentence.

Section 17. Miscellaneous.

This Agreement will be governed by and construed in all respects in accordance with the laws of the State of Wisconsin. If any provisions of this Agreement are or will come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the parties or this Agreement, those provisions will be deemed automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement will remain in full force and effect. If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations. The parties hereto are independent contractors and not joint venturers or partners.

Section 18. Integration; Execution.

A. This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing made prior to or at the signing hereof, will vary or modify the written terms of this Agreement. Neither party will claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

B. The persons signing on behalf of WARF and Licensee hereby warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed. This Agreement may be executed in one or more counterparts by the parties by signature of a person having authority to bind the party, each of which when executed and delivered by facsimile, electronic transmission, or by mail delivery, will be an original and all of which will constitute but one and the same Agreement. The parties agree this Agreement may be electronically signed and that the electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. No agreement between the parties will exist unless the duly authorized representatives of Licensee and WARF have signed this document within [***] days of the Effective Date written on the first page of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

WISCONSIN ALUMNI RESEARCH FOUNDATION

By:	/s/ Leigh Cagan	Date: 2/22/2019
Leigh Cagan, Chief Technology Commercialization Officer

DESIGN THERAPEUTICS, INC.

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Agreement No. [***]

By:	/s/ Pratik Shah	Date: 2/22/2019
Pratik Shah, Executive Chairman

[***]

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Agreement No. [***]

APPENDIX A

A. “Affiliate” means, with respect to a given entity, any other entity that, directly or indirectly, through one or more intermediaries, is controlled by, controlling, or under common control with such first entity, as the case may be, but for only so long as such control exists. As used in this definition, “control” means the power, either directly or indirectly, to direct or cause the direction of the management and policies of an entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

B. “Date of First Commercial Sale” means the date when Licensee’s cumulative earned royalties paid to WARF pursuant to Section 4B exceed $[***].

C. “Development Report” means a written account of Licensee’s progress under the Development Plan having at least the information specified on Appendix D to this Agreement.

D. “Licensed Field” is all fields including but not limited to the prevention, diagnosis and treatment of disease.

E. “Licensed Patents” means, collectively, the Therapeutic Licensed Patents and the Platform Licensed Patents.

F. “Licensed Patents Expiration” means the expiration date of the last-to-expire of the Licensed Patents, taking into account any patent term extension, supplementary protection certificate, or other grant of any extended term of patent rights thereof (whether in whole or as applicable to a particular approved product or treatment).

G. “Non-Commercial Research Purposes” means use for academic research purposes or other not-for-profit or scholarly purposes not involving the performance of services for a fee or the production or manufacture of products for sale to third parties.

H. “Platform Licensed Patents” means those patents and patent applications listed on Appendix B1 (labeled “Platform Licensed Patents”) attached hereto, and any divisionals, continuations, continuations-in-part (but only to the extent entitled to the priority date of a patent or patent application listed on Appendix B 1 as of the first date of execution hereof), substitutes, counterpart foreign applications, and reexamination applications thereof, and each patent that issues or reissues from any of the foregoing and any reissues, reexaminations or extensions thereof.

I. “Products” means any and all products and services that incorporate, comprise, employ, are approved and marketed for a use that is or requires a method of, or are in any way produced by the practice of an invention claimed in the Licensed Patents in the applicable country; or the manufacture, use, sale, offer for sale, importation, or marketing of which product or service in the country in question would (without the grant of a license) otherwise constitute infringement of any claims of the Licensed Patents.

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Agreement No. [***]

J. “Selling Price” means, in the case of Products that are sold, leased or otherwise transferred, or in the case of services, provided, by Licensee or its Affiliates or sublicensees, the invoice price to the end user of Products less any of the following deductions, but only to the extent a given deduction is commercially reasonable under the circumstances: documented in writing; taken in good faith; pertaining specifically to the Products; not granted in exchange for or in contemplation of any consideration other than the invoice price (e.g., not given in exchange for any commitments to purchase other products or service, or for any data or other in-kind consideration); and were accounted for in the invoice price and taken in accordance with Licensee’s standard accounting practices in accordance with U.S. generally accepted accounting principles: (a) shipping, packaging, freight or insurance costs, (b) credits and allowances because of returned Products, damaged goods or rejections, including in connection with recalls and the actual amount of any write-offs for bad debt (provided that a commercially reasonable attempt was made to collect, and any amounts subsequently recovered will be included in the Selling Price), (c) customary cash, trade or quantity discounts, charge-back payments, and rebates actually granted to trade customers, managed health care organizations, pharmaceutical benefit managers, group purchasing organizations and national, state, or local governments, (d) discounts provided in connection with coupon, voucher or similar patient programs, and (e) taxes (other than income or withholding taxes), duties, tariffs, mandated contribution or other governmental charges levied on the sale of such Product, including VAT, excise taxes, sales taxes, and that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended), in each case, solely to the extent noncreditable and nonrefundable. For clarity, any given one of the foregoing deductions may be used to reduce the invoice price of a given transaction only on a case-by-case basis to the extent the given deduction was actually taken and accounted for in the invoice price; the foregoing deductions are not intended to be used as a universal, per se deduction in all instances (e.g., a shipping deduction shall not be used to reduce a given invoice price if no shipping charge was incurred for that transaction; or if shipping was not included in the invoice price but rather separately paid by the customer). The “Selling Price” for a Product that is transferred to a third party without charge or at a discount will be the average invoice price to the end user of that type of Product during the applicable calendar quarter.

Notwithstanding the foregoing, sales of Product among Licensee and its Affiliates and sublicensees solely for resale shall be excluded from the calculation of Selling Price (unless Licensee or its Affiliate or sublicensee is the end user of the Product), so long as the subsequent resale of the Product to their customers shall be included in the calculation of Selling Price. The calculation of Selling Price shall not include any amounts invoiced for sales of Products supplied to any third party for use in clinical trials of Products, or under early access, compassionate use, named patient, indigent access, patient assistance or other similar reduced pricing programs, or to the extent necessary for regulatory approval purposes, provided that in any such case, the amount invoiced to such third party for such Products does not exceed Licensee’s (or its Affiliate’s or sublicensee’s) fully burdened cost to manufacture and supply such Product to such third party, as accounted for in accordance with U.S. generally accepted accounting principles.

K. “Technical Information” means WARF’s rights in the know-how, drawings, supporting writings and records and the like obtained by assignment from the inventors of the Licensed Patents, as described in [***].

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Agreement No. [***]

L. “Therapeutic Licensed Patents” means those patents and patent applications listed on Appendix B2 (labeled “Therapeutic Licensed Patents”) attached hereto, and any divisionals, continuations, continuations-in-part (but only to the extent entitled to the priority date of a patent or patent application listed on Appendix B2 as of the first date of execution hereof), substitutes, counterpart foreign applications, and reexamination applications thereof, and each patent that issues or reissues from any of the foregoing and any reissues, reexaminations or extensions thereof.

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Agreement No. [***]

APPENDIX B

LICENSED PATENTS

B1: PLATFORM LICENSED PATENTS

[***]

[***]

B2: THERAPEUTIC LICENSED PATENTS

[***]

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Agreement No. [***]

APPENDIX C

WARF ROYALTY REPORT

Licensee:	Agreement No:
Inventor:	P#:
Period Covered: From:	Through:
Prepared By:	Date:
Approved By:	Date:

If license covers several major product lines, please prepare a separate report for each line. Then combine all product lines into a summary report.

Report	Type: ☐ Single Product Line Report:

☐Multiproduct Summary Report. Page 1 of ______ Pages

☐Product Line Detail. Line: _________ Tradename: ___________ Page: ___

Report Currency:        ☐ U.S. Dollars         ☐ Other

Country	Gross Sales	* Less: Allowances	Net Sales	Royalty Rate	Period Royalty Amount
					This Year	Last Year

TOTAL:

Total Royalty:                      Conversion Rate:                     Royalty in U.S. Dollars: $

The following royalty forecast is non-binding and for WARF’s internal planning purposes only: Royalty Forecast Under This Agreement: Next Quarter: ______ Q2: ______ Q3: ______ Q4: ______

* On a separate page, please indicate the reasons for returns or other adjustments if significant.

Also note any unusual occurrences that affected royalty amounts during this period.

To assist WARF’s forecasting, please comment on any significant expected trends in sales volume.

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Agreement No. [***]

APPENDIX D

DEVELOPMENT REPORT

A.	Date development plan initiated and time period covered by this report.

B.	Development Report (4-8 paragraphs).

1.	Activities completed since last report including the object and parameters of the development, when initiated, when completed and the results.

2.	Activities currently under investigation, i.e., ongoing activities including object and parameters of such activities, when initiated, and projected date of completion.

C.	Future Development Activities (4-8 paragraphs).

1.	Activities to be undertaken before next report including, but not limited to, the type and object of any studies conducted and their projected starting and completion dates.

2.	Estimated total development time remaining before a product will be commercialized.

D.	Changes to Development Plan submitted to WARF (2-4 paragraphs).

1.	Reasons for change.

2.	Variables that may cause additional changes.

E.	Items to be provided if applicable:

1.	Information relating to Product that has become publicly available, e.g., published articles, competing products, patents, etc.

2.

Development work being performed by third parties other than Licensee to include name of third party, reasons for use of third party, planned future uses of third parties including reasons why and type of work.

3.	Update of competitive information trends in industry, government compliance (if applicable) and market plan.

PLEASE SEND DEVELOPMENT REPORTS TO:

Wisconsin Alumni Research Foundation

Attn.: Contract Coordinator

614 Walnut Street

P.O. Box 7365

Madison, WI 53707 7365

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Agreement No. [***]

APPENDIX E

Sublicense Survival Letter Agreement Draft

WARF License Agreement No. [***]

CONFIDENTIAL

__________, 20__

[Sublicensee Name]

Attn: ______________

[Sublicensee Address]

[Sublicensee Address]

RE:    Sublicense Survival Letter Agreement Under WARF License Agreement ([***]) (the “License Agreement”)

Dear ________:

This letter agreement (“Letter Agreement”) confirms the understanding between the Wisconsin Alumni Research Foundation (“WARF”) and ____________ (“Sublicensee” or “You”) concerning the potential survival of certain rights Sublicensee has or will obtain by a written sublicense under the rights granted by WARF to Design Therapeutics, Inc. (“Design Therapeutics”) under the License Agreement. This Letter Agreement contemplates processes for allowing You to continue such sublicensed rights under a direct license from WARF in the event that the License Agreement is terminated, but only so long as the termination is not a result of any action or inaction of the Sublicensee, and provided further that the Sublicensee is, at the date of termination of the License Agreement, in good standing with respect to its sublicense and the applicable terms of the License Agreement (such termination circumstances, a “Survival Event”).

Option to Continue Sublicensed Rights. For a period of [***] days after a Survival Event, Sublicensee will have an option to request that WARF enter into good faith negotiations with Sublicensee toward the grant of a direct license by WARF to You having a scope equivalent to that of Your sublicense agreement with Design Therapeutics, on terms consistent with, and no less protective of WARF than, those of the License Agreement and the sublicense. Once WARF receives such a request from You after a Survival Event, WARF and Sublicensee will engage in good faith discussions toward developing the formal terms of such a direct license agreement for a period of up to [***] days after WARF received Your request. In no event shall the terms of the direct license be less favorable to WARF than the corresponding terms of the License Agreement, and in no event will WARF be bound by any grant of rights broader than, and will not be required to perform any obligation other than those rights and obligations contained in the License Agreement. If WARF and Sublicensee fail to enter a license within such time period, the option

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Agreement No. [***]

granted in this Letter Agreement will terminate, unless extended by a written agreement signed by both parties.

Prenegotiation Request. As an alternative to the foregoing option, You may instead request that WARF enter into discussions with Sublicensee toward such a direct license prior to a Survival Event. If You desire to do so, please contact me at the number or email address below within [***] days before or any time after You execute Your sublicense with Design Therapeutics (but before a Survival Event), and WARF will work with You and Design Therapeutics in good faith to draft a side letter agreement that will contain the terms of a direct license agreement that will automatically come into effect after a Survival Event.

If the foregoing is acceptable to You, please have someone with the authority to bind Sublicensee sign this Letter Agreement and return a copy to me via email at [***] or fax at [***] and the appropriate WARF representative will countersign the Letter Agreement indicating WARF’s agreement.

Best Regards,

Joshua Carson Wisconsin Alumni Research Foundation 614 Walnut Street Madison, Wisconsin 53726

ACKNOWLEDGED AND AGREED BY SUBLICENSEE:

[SUBLICENSEE]

By:		Date: ,

Name, Title

WISCONSIN ALUMNI RESEARCH FOUNDATION

By:		Date: ,

Name, Title

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APPENDIX F

Sublicensing Acknowledgment Letter

WARF License Agreement No. [***]

CONFIDENTIAL

__________, 20__

Wisconsin Alumni Research Foundation

Attn: Josh Carson

610 Walnut St.

Madison, WI 53726

RE: Acknowledgment of Sublicensing Obligations under WARF License Agreement ([***]) relating to [general description of invention] (the “License Agreement”)

Dear Dr. Carson:

This Acknowledgment Letter is sent on behalf of     ________________ (“Sublicensing Company”) to acknowledge and confirm its recognition and acceptance of certain obligations that will flow through to Sublicensing Company via its sublicense agreement under the License Agreement between the Wisconsin Alumni Research Foundation (“WARF”) and Design Therapeutics, Inc. (“Licensee”).

WARF and the Licensee entered into the License Agreement involving certain Licensed Patents and Technical Information. That License Agreement granted Licensee the right to grant certain sublicenses under the Licensed Patents, which in turn may include the right to grant further sublicenses through tiers, contingent upon (1) the sublicenses containing certain flow through terms and conditions, and (2) each sublicensee at each tier delivering to WARF an executed copy of this Acknowledgment Letter.

Sublicensing Company hereby notifies WARF that it is entering into a written sublicense agreement under which it will obtain sublicense rights from [Licensee/________________, a sublicensee of Licensee]. The sublicense rights are granted under the following Licensed Patents in the following specific field and territory, under rights initially licensed or sublicensed via the License Agreement with Licensee.

Sublicensed Licensed Patents:

Sublicensed Field:

Sublicensed Territory:

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Agreement No. [***]

Sublicensing Company acknowledges and confirms that its sublicense is limited by the terms, conditions, and scope of the License Agreement, including without limitation the following terms and obligations flowing through from the License Agreement:

1.

To the extent the sublicensed rights under the Sublicensed Licensed Patents are exclusive, the Sublicensing Company is responsible for meeting all diligence and Diligence Milestone requirements of the License Agreement for the Products (as defined in the License Agreement) developed, manufactured and/or commercialized under the Sublicensed Licensed Patents in the Sublicensed Field in the Sublicensed Territory;

2.

WARF is a third party beneficiary of the Sublicensing Company’s sublicense agreement with respect to all obligations of the Sublicensing Company to comply with the terms, conditions and scope of the License Agreement;

3.

The Sublicensing Company will maintain books and records regarding its respective manufacture, use, sale, and transfer of Products sufficient to calculate flow-through royalties or other amounts that may be due to WARF through the License Agreement, and to otherwise demonstrate compliance with the terms and conditions of the sublicense. WARF may, within [***] days of a request, review and copy such books and records at a single U.S. location. Such review may be performed by any representative of WARF, including attorneys and registered CPA designated by WARF, upon reasonable notice and during regular business hours;

4.

The Sublicensing Company will mark all Products or Product packaging in compliance with the requirements of 35 U.S.C. § 287, and otherwise operate in compliance with all applicable laws, including without limitation any applicable laws that require manufacturing of Products to occur substantially in the United States such as 35 U.S.C. § 204 and related regulations;

5.

The Sublicensing Company will promptly notify Licensee of any reasonable evidence of third party infringement of the Sublicensed Licensed Patents in the Sublicensed Field in the Sublicensed Territory. Any enforcement of the Sublicensed Licensed Patents against such infringement will be at WARF’s discretion in accordance with the terms and procedures of the License Agreement. If WARF takes any action against a third party infringer, Sublicensing Company will reasonably cooperate with WARF including joining any such action if necessary.

6.

The Sublicensing Company will indemnify, defend, and hold harmless WARF, the University of Wisconsin, and the inventors of the Licensed Patents in accordance with the terms of the License Agreement with respect to Sublicensing Company’s sublicensed rights.

7.

If the Sublicensing Company was granted the right under its sublicense to grant further sublicenses through tiers, then any such further sublicense will be contingent upon: (i) the further sublicense being in compliance with all terms and conditions of the License Agreement applicable to sublicenses; (ii) the further sublicensee first delivering to WARF an Acknowledgment Letter as specified under the License Agreement executed by the further sublicensee for the further

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Agreement No. [***]

sublicensed rights; (iii) the Sublicensing Company passing through any Sublicense Fees for payment to WARF by the Licensee of a percentage of such Sublicense Fees as specified under the License Agreement; and (iv) the Sublicensing Company not receiving from the further sublicensee anything of value in lieu of cash payments in consideration for the further sublicensed rights without the express prior written consent of WARF;

8.	The Sublicensing Company’s further sublicensed rights under any Platform Licensed Patents (a subcategory of the Licensed Patents, as defined in the License Agreement) may only be nonexclusive.

9.	The Sublicensing Company’s sublicense, and any further sublicenses granted by the Sublicensing Company, will be subject to the term and termination of the License Agreement.

The foregoing list of terms and conditions is not intended to be exhaustive of the Licensee’s or Sublicensing Company’s obligations, nor a waiver of any power or right under the License Agreement. The License Agreement is governed by and construed in accordance with the laws of the State of Wisconsin, USA and Sublicensing Company hereby submits to the jurisdiction of such courts.

By signing this Acknowledgment Letter, I represent that I have reviewed the terms of Sublicensing Company’s sublicense agreement and this Acknowledgement Letter, and have the authority to bind and speak on behalf of Sublicensing Company.

Best Regards,

Name:

Title:

On behalf of:	[Sublicensing Company]

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Agreement No. [***]

APPENDIX G

DEVELOPMENT PLAN

(To be provided by Licensee prior to execution)

[***]

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